UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 26, 2014

ASCENT CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On November 26, 2014, Ascent Capital Group, Inc. ("Ascent" or the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing that Michael Haislip, Executive Vice President of Ascent and President and Chief Executive Officer of its wholly-owned subsidiary, Monitronics International, Inc. (“Monitonics”), and Michael Meyers, Chief Financial Officer of both Ascent and Monitronics, will speak at the Bank of America Merrill Lynch 2014 Leveraged Finance Conference, being held at the Boca Raton Resort & Club in Boca Raton, Florida on December 2, 2014 at 8:50 am EST.

In the press release, the Company also announced that Bill Fitzgerald, Ascent Chairman and Chief Executive Officer, and Micheal Meyers will be attending the Imperial Capital Security Investor Conference, being held at the Waldorf Astoria in New York, New York on December 11, 2014.

During their presentations at these conferences, Messrs. Fitzgerald, Haislip and Meyers may make observations regarding the financial performance and outlook of both the Company and Monitronics.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Name
99.1	Press Release issued by Ascent Capital Group, Inc. dated November 26, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2014

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release issued by Ascent Capital Group, Inc. dated November 26, 2014.

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